Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated May 15, 2025 in this registration statement on Form F-3, with respect to the consolidated financial statements of DDC Enterprise Limited as of and for the years ended December 31, 2024, 2023 and 2022, in this Registration Statement on Form 20-F and the related prospectus of DDC Enterprise Limited filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Singapore

July 22, 2025

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